SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒ Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ALEXION PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

ALEXION PHARMACEUTICALS, INC.

352 Knotter Drive

Cheshire, Connecticut 06410

(203) 272-2596

November 1, 2004

Dear Fellow Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, December 10, 2004, in the Park Avenue Room at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York 10017.

You will notice in reading the Proxy Statement that Jerry T. Jackson, a director of the Company since September 1999, is not standing for re-election to the Board. Based upon years of experience, Jerry has provided sound guidance and insightful wisdom to both myself and the Company. We have all been very fortunate to have benefited from Jerry’s counsel during these years. On behalf of the Company, I want to express my appreciation to Jerry for these valuable contributions to the Company during his 5 years of service on the Board.

This year, you are being asked:

(1)	To elect seven directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve the Company’s 2004 Incentive Plan; and

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Thank you for your cooperation.

Very truly yours,

Leonard Bell, M.D.

Chief Executive Officer,

Secretary and Treasurer

ALEXION PHARMACEUTICALS, INC.

Cheshire, Connecticut

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 1, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Alexion Pharmaceuticals, Inc. will be held on Friday, December 10, 2004, at 10:00 a.m. in the Park Avenue Room at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York 10017 for the following purposes:

(1)	To elect seven directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve the Company’s 2004 Incentive Plan;

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 27, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

Leonard Bell, M.D.

Secretary

ALEXION PHARMACEUTICALS, INC.

352 Knotter Drive

Cheshire, Connecticut 06410

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of common stock, par value $.0001 per share (the “Common Stock”), of Alexion Pharmaceuticals, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Friday, December 10, 2004, at 10:00 a.m. in the Park Avenue Room at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York 10017, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

Proxies will be mailed to stockholders on or about November 1, 2004 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation by, officers, agents and employees of the Company who may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so. If any special employees or solicitors are retained, the Company will bear the expense of such retention.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company’s Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby for all listed nominees for director, for the approval of the Company’s 2004 Incentive Plan, for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on October 27, 2004 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On October 27, 2004 there were 27,709,489 shares of

Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rules of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of October 1, 2004 (except as otherwise noted) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the “SEC”)) of the Company’s Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table (see “Proposal No. 1 Election of Directors”); and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares of Common Stock
OppenheimerFunds, Inc. 498 Seventh Avenue New York, NY 10018(3)	2,838,700	10.3%

Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109(3)	2,189,290	7.9%

Sectoral Asset Management, Inc. 1000 Sherbrooke Street Montréal, Canada(3)	1,957,753	7.1%

RS Investment Management LP 388 Market Street San Francisco, CA 94111(3)	1,343,040	5.0%

Leonard Bell, M.D.(4)	895,739	3.2%

David W. Keiser(5)	288,950	1.0%

Stephen P. Squinto, Ph.D.(6)	235,527	1.0%

Joseph Madri, Ph.D., M.D.(7)	89,134	*

Christopher F. Mojcik, M.D., Ph.D.(8)	89,826	*

Max Link, Ph.D.(9)	57,157	*

Thomas I.H. Dubin, J.D.(10)	65,500	*

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares of Common Stock
Jerry T. Jackson(11)	35,834	*

R. Douglas Norby(12)	35,834	*

Alvin S. Parven(13)	34,734	*

Larry L. Mathis(14)	1,000	*

All directors and executive officers as a group (16 persons)(15)	2,251,079	7.7%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of all persons is 352 Knotter Drive, Cheshire, Connecticut 06410.
(2)	To our knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.
(3)	These figures are based upon information set forth in Schedule 13F dated June 30, 2004.
(4)	Includes 658,294 shares of common stock that may be acquired upon the exercise of options within 60 days of October 1, 2004 and 300 shares, in aggregate, held in the names of Dr. Bell’s three children. Excludes 40,227 shares obtainable through the exercise of options, granted to Dr. Bell, which are not exercisable within 60 days of October 1, 2004 and 90,000 shares held in trust for Dr. Bell’s children of which Dr. Bell disclaims beneficial ownership. Dr. Bell disclaims beneficial ownership of the shares held in the names of his children.
(5)	Includes 249,650 shares of common stock which may be acquired upon the exercise of options within 60 days of October 1, 2004 and 300 shares, in aggregate, held in the names of Mr. Keiser’s three children. Excludes 35,350 shares obtainable through the exercise of options, granted to Mr. Keiser, which are not exercisable within 60 days of October 1, 2004. Mr. Keiser disclaims beneficial ownership of the shares held in the names of his minor children.
(6)	Includes 188,577 shares of common stock which may be acquired upon the exercise of options within 60 days of October 1, 2004; 7,106 shares held in trust for the benefit of Dr. Squinto’s three minor children of which Dr. Squinto’s spouse is the trustee; and 8,118 shares held in a charitable remainder trust of which Dr. Squinto and his spouse are the trustees and income beneficiaries. Excludes 27,548 shares obtainable through the exercise of options, granted to Dr. Squinto, which are not exercisable within 60 days of October 1, 2004. Dr. Squinto disclaims beneficial ownership of the shares held in the names of his minor children and the foregoing trusts.
(7)	Includes 39,134 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2004. Excludes 17,666 shares obtainable through the exercise of options granted to Dr. Madri, which are not exercisable within 60 days of October 1, 2004.
(8)	Includes 89,826 shares of common stock, which may be acquired upon the exercise of options within 60 days of October 1, 2004. Excludes 28,174 shares obtainable through the exercise of options granted to Dr. Mojcik, which are not exercisable within 60 days of October 1, 2004.
(9)	Includes 19,500 shares of common stock which may be acquired upon the exercise of options within 60 days of October 1, 2004. Excludes 17,666 shares obtainable through the exercise of options granted to Dr. Link, which are not exercisable within 60 days of October 1, 2004.
(10)	Includes 65,500 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2004. Excludes 35,500 shares obtainable through the exercise of options granted to Mr. Dubin, which are not exercisable within 60 days of October 1, 2004.
(11)	Includes 35,834 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2004. Excludes 17,666 shares obtainable through the exercise of options granted to Mr. Jackson, which are not exercisable within 60 days of October 1, 2004.
(12)	Includes 35,834 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2004. Excludes 17,666 shares obtainable through the exercise of options granted to Mr. Norby, which are not exercisable within 60 days of October 1, 2004.
(13)	Includes 34,734 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2004. Excludes 17,666 shares obtainable through the exercise of options granted to Mr. Parven, which are not exercisable within 60 days of October 1, 2004.
(14)	Includes 0 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of October 1, 2004. Excludes 12,000 shares obtainable through the exercise of options granted to Mr. Mathis, which are not exercisable within 60 days of October 1, 2004.
(15)	Consists of shares beneficially owned by Drs. Bell, Link, Madri, Mojcik, and Squinto and Messrs. Dubin, Jackson, Keiser, Mathis, Norby and Parven, and certain other officers. Includes 1,788,231 shares of common stock, which may be acquired upon the exercise of options within 60 days of October 1, 2004.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

Director	Age	Year First Became Director	Principal Occupation During The Past Five Years
Leonard Bell, M.D.	46	1992	Chief Executive Officer, Secretary and Treasurer since January 1992, and director of the Company since February 1992; President of the Company from January 1992 to April 2002; serves as a director of The Medicines Company; Assistant Professor of Medicine and Pathology and Co-Director of the Program in Vascular Biology at the Yale University School of Medicine from 1991 to 1992; Attending Physician at the Yale-New Haven Hospital and Assistant Professor in the Department of Internal Medicine at the Yale University School of Medicine from 1990 through 1992.

David W. Keiser	53	2002	President and director of the Company since April 2002; Chief Operating Officer of the Company since July 1992; Executive Vice President of the Company from July 1992 to April 2002.

Max Link, Ph.D.(1)	64	1992	Chairman and Chief Executive Officer of CenterPulse, AG, a medical implant company from March 2001 to September 2003; Retired from 1994 to 2001; Chief Executive Officer of Corange (Bermuda) from May 1993 to June 1994; Chairman of the Board of Sandoz Pharma, Ltd. from 1992 to 1993 and Chief Executive Officer of Sandoz Pharma, Ltd. from 1987 to 1992; Chairman of the Board of Directors of Protein Design Labs, Inc., Cell Therapeutics, Inc., CytRx Corporation, as well as Celsion Corporation, and is also a director of Human Genome Sciences, Inc., Access Pharmaceuticals, Inc., Columbia Laboratories, Inc. and Discovery Labs, Inc. each a publicly held pharmaceutical and/or life-science company.

Director	Age	Year First Became Director	Principal Occupation During The Past Five Years

Joseph A. Madri, Ph.D., M.D.(3)	58	1992	Faculty Member of the Yale University School of Medicine since 1980.

Larry Mathis(1)(2)	61	2004	Executive consultant with D. Petersen & Associates since 1998 which provides counsel to select clients on leadership strategies, integrated systems and governance; Served in various capacities within The Methodist Hospital Care System for the 27 years prior to joining D. Petersen & Associates; Consultant to the Chairman of the Board of The Methodist Hospital Care System from 1997 to 1998; President and Chief Executive Officer, as well as a member of the Board of Directors of the Methodist Hospital Care System, from 1983 to 1997. Mr. Mathis was nominated to our Board of Directors by a non-management director.

R. Douglas Norby(1)	69	1999	Senior Vice President and Chief Financial Officer of Tessera, Inc., a provider of intellectual property for advanced semiconductor packaging, since July 2003; Senior Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 to February 2003; Senior Vice President and Chief Financial Officer of Novalux, Inc., a manufacturer of lasers for optical networks, from December 2000 to March 2002; Executive Vice President and Chief Financial Officer of LSI Logic Corporation from 1996 to 2000; serves as a director of LSI Logic Corporation, ChipPAC, Inc., each a semiconductor company, and Verisity Design, Inc., an electronic design automation software company.

Alvin S. Parven(2)(3)	64	1999	President of ASP Associates since 1997; Vice President at various operating subsidiaries of Aetna Insurance Corporation from 1987 to 1997.

(1)	Member of the Audit Committee of the Board of Directors.
(2)	Member of the Compensation Committee of the Board of Directors.
(3)	Member of the Nominating and Governance Committee of the Board of Directors.

The Board of Directors has determined that five of its seven members (Drs. Link and Madri, and Messrs. Mathis, Norby, and Parven) are independent directors under the NASDAQ listing standards.

In February 1993, the Board established a separately designated standing Audit Committee to review the internal accounting procedures of the Company, consult with the Company’s independent registered public accounting firm and review the services provided by the independent registered public accounting firm. The

Audit Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. Dr. Link, Mr. Mathis and Mr. Norby are the current members of the Audit Committee, each of whom is an “independent director” as that term is defined in Rule 4200(a)(15) of the NASD Marketplace Rules and Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Norby is an “audit committee financial expert” under SEC regulations. During the fiscal year ended July 31, 2004, the Audit Committee held six meetings.

In February 1993, the Board established a Compensation Committee. The Compensation Committee reviews compensation practices, determines or recommends compensation of the chief executive officer and all other executive officers, and administers the Company’s non-formula based equity compensation and incentive plans. Messrs. Mathis and Parven are the current members of the Compensation Committee, each of whom is an “independent director” as that term is defined in Rule 4200(a)(15) of the NASD Marketplace Rules. Mr. Jerry Jackson was a member of the Committee prior to deciding not to stand for re-election. During the fiscal year ended July 31, 2004, the Compensation Committee held three meetings.

In June 2003, the board established the Nominating and Governance Committee to provide leadership and guidance to the Company, review and recommend new directors to the Board, establish the necessary Board committees to provide oversight to the Company, and make recommendations regarding committee membership. Dr. Madri and Mr. Parven are the current members of the Nominating and Governance Committee each of whom is an “independent director” as that term is defined in Rule 4200(a)(15) of the NASD Marketplace Rules. Mr. Jerry Jackson was a member of the Committee prior to deciding not to stand for re-election. During the fiscal year ended July 31, 2004, the Nominating and Governance Committee held four meetings. The Nominating Committee Charter is posted on the Company’s website at www.alexionpharm.com.

It is the policy of the Nominating Committee to consider candidates for Board membership suggested by Nominating Committee members and other Board members, management, the Company’s stockholders, third-party search firms and any other appropriate sources. If a consulting firm is retained to assist in the search process for a director, a fee is typically paid to such a firm only if the candidate is elected to the Board or is recommended to the Board by the Nominating Committee for inclusion in the slate of nominees to be elected at the Annual Meeting of Stockholders. As a stockholder, you may recommend a person for consideration as a nominee for director by writing to the Nominating Committee of the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: General Counsel. Recommendations must be received by July 1, 2005 to be considered for the 2005 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of the Company’s Common Stock beneficially owned by the recommending stockholder, a statement from the recommended nominee that expresses his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating Committee will consider the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence (as that term is defined under the rules of the Securities and Exchange Commission and the Nasdaq listing standards) and the requirement to maintain a Board that is composed of a majority of independent directors, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates recommended from any other source.

During the fiscal year ended July 31, 2004, the Board of Directors held six meetings and acted by unanimous written consent in lieu of a meeting two times. During the past fiscal year each incumbent director, except for Mr. Larry Mathis, attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. Mr. Mathis joined the Board of Directors in March 2004. It is the Company’s policy that members of the Board of Directors should attend and be present at the Annual Meeting of Stockholders. Seven members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

The Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to Thomas I.H. Dubin, Esq., General Counsel, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410. All such communications should include a representation from the submitting stockholder setting forth the stockholder’s address and the number of shares of the Company’s Common Stock beneficially owned by the stockholder.

The General Counsel of the Company will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, or the director to whom such communication is addressed, as the General Counsel considers appropriate. Each stockholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the General Counsel considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the Company’s Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during fiscal year ended July 31, 2004 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except for each of Drs. Bowdish, Sr. Vice President, Antibody Discovery and President, Alexion Antibody Technologies, and Link, each of whom failed to file on a timely basis a report required by Section 16(a) with respect to one transaction. Each transaction has been subsequently reported.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1—ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid and certain other compensation paid by the Company during the fiscal years indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation		Other Compensation		Long Term Compensation
		Base Salary	Bonus Compensation			Options (number of shares)
Leonard Bell, M.D. Chief Executive Officer, Secretary and Treasurer	2004 2003 2002	$363,751 355,638 345,280	$112,000 90,000 120,000	$4,667 5,696 5,100	(1) (1) (1)	37,000 20,000 24,855

David W. Keiser President and Chief Operating Officer	2004 2003 2002	$276,892 271,462 248,581	$85,000 60,000 80,000	$5,516 5,516 4,920	(1) (1) (1)	22,000 27,000 —

Stephen P. Squinto, Ph.D. Executive Vice President and Head of Research	2004 2003 2002	$233,928 227,115 216,300	$35,000 35,000 35,000	$5,011 5,010 5,100	(1) (1) (1)	22,000 12,000 —

Christopher Mojcik, M.D., Ph.D. Vice President, Clinical Development	2004 2003 2002	$224,013 208,142 198,230	$40,000 35,000 35,000	$5,825 5,770 5,100	(1) (1) (1)	25,000 10,000 —

Thomas I.H. Dubin, J.D. Vice President and General Counsel	2004 2003 2002	$218,214 209,475 199,500	$33,000 30,000 27,000	$5,010 5,010 4,308	(1) (1) (1)	20,000 10,000 —

(1)	Represents the Company’s matching contribution pursuant to its 401(k) defined contribution plan.

The following table sets forth information with respect to option grants in the fiscal year ended July 31, 2004 to the persons named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year(3)		Exercise or Base Price ($/sh)(4)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
							5%($)	10%($)
Leonard Bell, M.D.	20,000 17,000	(1) (1)	2.1 1.7	% %	17.67 23.29	09/23/2013 02/24/2014	217,202 235,983	555,188 610,286
David W. Keiser	12,000 10,000	(2) (2)	1.2 1.0	% %	17.67 23.29	09/23/2013 02/24/2014	130,321 138,813	383,113 358,992
Stephen P. Squinto, Ph.D.	12,000 10,000	(2) (2)	1.2 1.0	% %	17.67 23.29	09/23/2013 02/24/2014	130,321 138,814	333,113 358,992
Christopher F. Mojcik, M.D., Ph.D.	10,000 15,000	(2) (2)	1.0 1.5	% %	17.67 23.29	09/23/2013 02/24/2014	108,601 208,221	277,594 538,488
Thomas I.H. Dubin, J.D.	10,000 10,000	(2) (2)	1.0 1.0	% %	17.67 23.29	09/23/2013 02/24/2014	108,601 138,814	277,594 358,992

(1)	The options will become exercisable in 12 quarterly installments over three years commencing on the date of grant. The options expire ten years from date of grant.
(2)	The options will become exercisable in 16 quarterly installments over four years commencing on the date of grant. The options expire ten years from date of grant.
(3)	Based upon options to purchase 972,000 shares granted to all employees during fiscal year 2004.
(4)	Exercise price is equal to fair market value of the Company’s Common Stock on the date of grant.
(5)	The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

The following table sets forth information with respect to (i) stock options exercised in fiscal 2004 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals at July 31, 2004.

AGGREGATED OPTION EXERCISES

IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options Held at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard Bell, M.D.	—	—	708,390	48,465	$4,239,290	$57,635
David W. Keiser	—	—	266,327	41,673	1,680,334	71,891
Stephen P. Squinto, Ph.D.	—	—	237,811	32,689	1,630,438	40,755
Christopher F. Mojcik, M.D., Ph.D.	—	—	84,872	33,128	255,098	33,962
Thomas I.H. Dubin, J.D.	—	—	61,374	39,626	15,437	33,962

(1)	Based on the average of the high and low sale price of the Common Stock on July 31, 2004 of $15.95.

Employment Agreements

Dr. Leonard Bell, Chief Executive Officer, Secretary and Treasurer of the Company, has a three-year employment agreement with the Company, with provisions for automatic one year extensions, dated October 20, 2003. The agreement provides that Dr. Bell will be employed as the Chief Executive Officer of the Company and that the Company will use its best efforts to cause Dr. Bell to be elected to the Board of Directors for the term of the agreement. Dr. Bell currently receives an annual base salary of $388,140. The contract provides that if (i) Dr. Bell is dismissed for any reason other than cause (as defined in the employment agreement) or (ii) Dr. Bell terminates the employment agreement for certain reasons including (a) certain changes in control of the Company, (b) Dr. Bell’s loss of any material duties or authority, (c) if the Chief Executive Officer is not the highest ranking officer of the Company, (d) an uncured material breach of the employment agreement by the Company and (e) the retention of any senior executive officer by the Company or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to Dr. Bell, in his reasonable judgment, then Dr. Bell shall be entitled to receive a cash payment in an amount up to three times Dr. Bell’s annual salary then in effect plus the average bonus received by Dr. Bell for the two years preceding the year of his termination. In addition, upon such termination, all stock options and stock awards vest and become immediately exercisable and remain exercisable through their original terms. If Dr. Bell is not able to continue his employment due to a physical or mental incapacity or disability, all stock options and stock awards held by Dr. Bell prior to his disability will vest and become immediately exercisable.

Mr. David W. Keiser, President and Chief Operating Officer, has a three-year employment agreement with the Company, with provisions for automatic one-year extensions, dated October 20, 2003. The agreement provides that Mr. Keiser will be employed as the President and Chief Operating Officer of the Company and that the Company will use its best efforts to cause Mr. Keiser to be elected to the Board of Directors for the term of the agreement. Mr. Keiser currently receives an annual base salary of $290,736.

Dr. Stephen P. Squinto, Executive Vice President and Head of Research, has a three-year employment agreement with the Company, with provisions for automatic one year extensions, which commenced on October 20, 2003. Dr. Squinto currently receives an annual base salary of $242,112.

Mr. Keiser’s and Dr. Squinto’s employment agreements each provide that if the executive (i) is dismissed for any reason other than cause (as defined in his employment agreement) or (ii) terminates the employment agreement for certain reasons including (a) certain changes in control of the Company, or (b) an uncured material breach of the employment agreement by the Company, then the executive shall be entitled to receive a cash payment in an amount up to three times his annual salary then in effect and bonus. In addition, upon such termination, all stock options and stock awards will vest and become immediately exercisable and remain exercisable through their original terms. If either Mr. Keiser or Dr. Squinto is not able to continue his employment due to a physical or mental incapacity or disability, all stock options and stock awards held by him prior to his disability will vest and become immediately exercisable. Dr. Bell’s, Mr. Keiser’s and Dr. Squinto’s employment agreement provide that if any of them becomes subject to the excise tax described in Section 4499 of the Internal Revenue Code of 1986, the Company shall make a special payment to such executive such that the after-tax value of payments received by him will be the same as if he were not subject to such excise tax.

All of the Company’s employment agreements require the employee/executive to acknowledge the Company’s possession of information created, discovered or developed by the employee/executive which is applicable to the business of the Company and any client, customer or strategic partner of the Company. Each employee/executive also agreed to assign all rights he may have or acquire in proprietary information and to keep such proprietary information confidential and to certain covenants not to compete with the Company.

Compensation of Directors

Under the Company’s current compensation structure, all non-employee, non-Chairman members of the Board are entitled, with 75% attendance at Board meetings since the prior annual meeting of stockholders, to receive an annual fee of $15,000. The Chairman of the Board is entitled, with 75% attendance at Board meetings since the prior annual meeting of stockholders, to receive an annual fee of $30,000. In addition to receiving the annual director fees, all outside directors will receive remuneration for each meeting attended. Each outside director is entitled to receive $1,500 for each Board Meeting and $750 for each committee meeting attended, if a committee meeting is more than 30 minutes. Each of Drs. Madri and Link, and Messrs. Jackson, Norby and Parven attended at least 75% of the meetings of the Company’s Board. The Members of the Board who serve as Compensation and Governance committee chairs will be entitled to an additional $2,500 annually. The Audit Committee Chairperson will be entitled to an additional $5,000 annually.

Under the 1992 Stock Option Plan for Outside Directors, as amended (“Outside Directors’ Plan”), each director of the Company who was not an officer, employee, or consultant of the Company or any of its subsidiaries (other than the Chairman of the Board of Directors of the Company, who shall be eligible) (“Outside Directors”) historically received an option to purchase 12,000 shares of Common Stock on the date of his or her election to the Board. In addition, on the date of each subsequent annual meeting of stockholders during the term of the Outside Directors’ Plan at which a director is reelected, such director, if he or she was still an Outside Director on such date and had attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director since the prior annual meeting of stockholders, was granted an option to purchase an additional 7,500 shares of the Company’s Common Stock. Upon their re-election to the Board at the last Annual Meeting, each of Drs. Link and Madri and Messrs. Jackson, Norby and Parven received options to purchase 7,500 shares of Common Stock. All options granted under the Outside Directors’ Plan have an exercise price equal to the fair market value on the date of grant and generally vest in three equal annual installments beginning on the first anniversary date of the grant. If Proposal No. 2, Approval of the 2004 Incentive Plan, is approved, the Outside Directors’ Plan will cease and no options will be granted under the Outside Directors’ Plan on the date of the annual meeting. If the 2004 Plan is not approved, the 2000 Plan and the Outside Directors’ Plan will remain in effect in accordance with their terms. For a discussion of the material terms of the 2004 Incentive Plan see Proposal No. 2.

Compensation Committee Report to Stockholders

As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company’s business and consistent with stockholders’ interests. Our specific duties include reviewing the Company’s compensation practices, recommending compensation for executives and key employees, the making of recommendations to the Board of Directors with respect to major compensation and benefit programs, and administering the Company’s stock option plans.

Compensation Philosophy

The Company’s overall compensation philosophy is to offer competitive salaries, cash incentives, stock options, and benefit plans consistent with the Company’s financial position. Rewarding capable employees who contribute to the continued success of the Company plus equity participation and a strong alignment to stockholder’s interests are key elements of the Company’s compensation policy. One of the Company’s strengths contributing to its success is its strong management team, many of whom have been with the Company for a significant period of time. The Company’s executive compensation policy is to attract and retain key executives necessary for the Company’s short and long-term success by establishing a direct link between executive compensation and the performance of the Company by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards and by providing equity awards based upon present and expected future performance to further induce executives to participate in maximizing shareholder value.

The Company has no products approved for sale and has not generated any revenues from sales of products. Accordingly, for compensation purposes the Company’s performance is generally measured by milestones in the development our drug products that will allow us to evolve from a research and development company to a commercial biopharmaceutical entity and the achievement of financing goals and other strategic partnerships. In the last fiscal year, the Company has achieved the following goals and milestones:

•	initiated enrollment in eculizumab TRIUMPH Trial,

•	initiated enrollment in pexelizumab Phase III cardiovascular disease trials in two indications: PRIMO-CABG 2 in Coronary Artery Bypass Graft surgery, and APEX-AMI in Acute Myocardial Infarction,

•	agreement reached with the FDA for design of Phase III eculizumab program in Paroxysmal Nocturnal Hemoglobinuria (PNH),

•	agreement reached with the FDA for design of Phase III pexelizumab in two acute cardiovascular indications,

•	Orphan Drug Designation received in both the U.S. and Europe for eculizumab in PNH, and

•	completion of two follow-on public offerings in September 2003 and July 2004, netting an aggregate of approximately $125 million.

In awarding salary increases and bonuses, the Compensation Committee did not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considered whether the compensation package as a whole adequately compensated each executive for the Company’s performance during the past year and each executive’s contribution to such performance.

Salary and bonus determinations assume that the executive will also receive annual grants of options to purchase Company Common Stock. Equity based awards are an essential component of each executive’s compensation package. The Committee believes that options closely align the interests of the executives with the Company’s stockholders, and allow the Company to adequately compensate the executives while conserving the Company’s cash.

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for “performance-based” compensation, including compensation attributable to certain stock options. The Company expects to keep “nonperformance-based” compensation within the $1 million limit in order that all executive compensation will be fully deductible. Nevertheless, although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance-based” compensation. If Proposal No. 2—Approval of 2004 Incentive Plan is approved, the Compensation Committee will be authorized to issue other forms of equity-based compensation and cash incentives that are intended to qualify for the performance-based compensation exception to the exclusion limitation under Section 162 (m).

Base Salary

Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established on an annual review of marketplace competitiveness with similar biopharmaceutical companies and on internal relationships. In determining appropriate levels of base salary, the Compensation Committee relied in part on several biopharmaceutical industry compensation surveys. On an individual basis, periodic increases in base salary relate to individual contributions to the Company’s overall performance, relative marketplace competitiveness levels, length of service and the industry’s annual competitive pay practice movement. Some of the evaluation criteria used by the Compensation Committee for determining salary increases awarded during fiscal year 2004 included, but were not limited to, the following: maintaining adequate cash reserves, broadening the Company’s drug development pipeline, timely completion of on-going clinical trials, broadening clinical development capacity, appropriate representation of the Company in various public settings, and growth and enhancement of the Company’s operating structure towards pre-commercialization.

Bonus

Bonuses represent the variable component of the executive compensation program that is tied to the Company’s performance and individual achievement. While the Company’s policy is to base a significant portion of its senior executives’ cash compensation on bonuses, no senior executive of the Company is guaranteed a bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual’s contribution to the Company’s performance.

Stock Options

The Compensation Committee, which among other things administers the Company’s equity compensation and incentive plans, believes that one important goal of the executive compensation program should be to provide executives and key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership and potentially gain financially from the Company’s stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other employees of the Company are granted stock options from time to time, giving them a right to purchase shares of the Company’s Common Stock at a specified price in the future. The grant of options is based primarily on an executive’s or employee’s potential contribution to the Company’s growth and financial results. In determining the size of option grants, the Compensation Committee considers the number of options owned by such executive or employee, the number of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and, accordingly, will only have value if the Company’s stock price increases. Generally, grants of options vest over four years and the individual must be employed by the

Company, as an employee or consultant for such options to vest. If Proposal No. 2—Approval of 2004 Plan—is approved, the Compensation Committee will be authorized to issue a variety of different types of equity compensation awards and cash incentives.

Historically the Compensation Committee has generally approved grant of stock options to employees once per fiscal year. During fiscal year 2003 the Compensation Committee determined to begin granting stock options semi-annually. The determination was made midway through fiscal year 2003, and only one semi-annual grant was made in fiscal year 2003, in March. Accordingly, during fiscal year 2003 employees received approximately half the stock option value they would have received had the new grant policy been implemented at the beginning of fiscal year 2003.

Personal-Benefits

We do not provide our officers with perquisite, such as permanent lodging, cars or defraying the cost of personal entertainment or family travel.

2004 Compensation to Chief Executive Officer

In reviewing and recommending Dr. Bell’s salary and bonus and in awarding him stock options for fiscal year 2004 and for his future services, the Compensation Committee followed its performance based compensation philosophy. The Committee considered the achievements in the past fiscal year of the milestones set forth above in determining the compensation of Dr. Bell. By Compensation Committee action, Dr. Bell’s annual salary was increased by 7% to $388,140 as of August 1, 2004, positioned approximately 20% below the median of a comparator group of 19 early stage biotechnical/biopharmaceutical companies. For 2004 fiscal year, Dr. Bell earned a performance based $112,000 bonus, which was paid in August 2004. The Compensation Committee recommended this salary and bonus in recognition of the Company’s achievements referred to above under Dr. Bell’s leadership during the prior fiscal year.

In fiscal year 2004, Dr. Bell was granted options to purchase 37,000 shares of the Company’s Common Stock, of which 20,000 were granted early in fiscal year 2004 at an exercise price per share of $17.67 and 17,000 were granted in February 2004 at an exercise price per share of $23.29, the fair market value of the Common Stock on the dates of grants, under the terms of the 2000 Stock Option Plan. The options will become exercisable in 1/12th installments every three months over three years commencing on the date of grant.

The Compensation Committee recommended the above option grants to secure the long-term services of Dr. Bell during a critical time in the company’s development, to further align the Chief Executive Officer’s compensation with long-tem stockholder interests, to position his long term incentive more competitively in the marketplace, and to recognize his leadership in accomplishing two major drug development milestones in fiscal year 2003. The option grant made in early fiscal year 2004 recognized the achievement of two critical 2003 milestones: 1) markedly positive results in the PNH pilot study in the United Kingdom, which now has led to FDA agreement for the design of the current Phase III eculizumab program in PNH, and 2) early completion of the PRIMO-CABG trial, just prior to the end of fiscal year 2003. An additional option grant was made to the CEO in February 2004.

Compensation Committee

Jerry T. Jackson

Larry L. Mathis

Alvin S. Parven

The Company’s Stock Performance

The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts. The following graph compares cumulative total return of the Company’s Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-United States, and (ii) the NASDAQ Biotechnology Index. The graph assumes (a) $100 was invested on July 31, 1999 in each of the Company’s Common Stock, the stocks comprising the NASDAQ Stock Market-United States and the stocks comprising the NASDAQ Biotechnology Index, and (b) the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ALEXION PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ BIOTECHNOLOGY INDEX

* Assumes $100 invested on 7/31/99 in stock or index- including reinvestment of dividends. Fiscal year ending July 31.

	7/99	7/00	7/01	7/02	7/03	7/04
Alexion Pharmaceuticals, Inc.	100	622	178	149	162	153
Nasdaq Stock Market (U.S.)	100	170	67	55	60	70
Nasdaq Biotechnology Index	100	211	178	110	164	158

Audit Committee Report

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal control, the audit process and the process for monitoring compliance with laws and regulations. All of the Audit Committee members satisfy the definition of an independent director as established in the National Association of Securities Dealers Listing Standards. The Board of Directors adopted a written charter for the Audit Committee on September 18, 2000 which was amended on September 23, 2003.

The Audit Committee reviewed the Company’s financial statements with management and the Board of Directors and discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm during the fiscal year ended July 31, 2004, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the above mentioned review and discussion with management and the independent auditors, the Audit Committee recommended that the Company’s financial statements be included in the Company’s annual report on Form 10-K.

It is the Audit Committee’s policy that it pre-approve all audit and permissible non-audit services to be performed by the Company’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for the Company in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditors’ independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee

Max Link, Ph.D.

Larry L. Mathis

R. Douglas Norby

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2005.

Fees

The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal year 2004 and fees billed for fiscal 2003. Under the SEC’s new rule on auditor independence, which was adopted as a result of implementing the Sarbanes-Oxley Act of 2002, fees are categorized as follows:

	Fiscal Year Ending, July 31,
Fees	2004	2003
Audit fees(1)	$470,269	$128,871
Audit related fees(2)	59,010	36,263
Tax fees(3)	61,100	67,950
All other fees(4)	—	10,881

(1)	Audit fees include fees billed and expected to be billed for fiscal 2004 by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s financial statements included in its Forms 10-Q, services related to SEC registration statements and filings, due diligence and accounting consultations necessary for the rendering of an opinion on the Company’s financial statements.
(2)	Audit related services include employee benefit plan audits, internal control reviews and consultations concerning financial accounting and reporting standards.
(3)	Tax services include federal and state tax return preparation and planning and other tax consultation.
(4)	All other fees include advisory and consulting services and valuation services that do not impact the financial statements. The Company did not make use of PricewaterhouseCooper LLP for such services in the 2004 fiscal year.

Consistent with its pre-approval policy, the audit Committee pre-approved all audit and permitted non-audit services performed by PricewaterhouseCoopers LLP. The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining PricewaterhouseCoopers’ independence and has determined in their judgment that the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

PROPOSAL NO. 2—APPROVAL OF THE 2004 INCENTIVE PLAN

On October 15, 2004, the Board of Directors unanimously adopted the 2004 Incentive Plan (the “2004 Plan”), subject to approval by the stockholders at the annual meeting, to replace the 2000 Stock Option Plan (the “2000 Plan”) and the Outside Directors’ Plan. 2,500,000 shares of Common Stock, plus any shares that remain available for new awards under the 2000 Plan upon the effectiveness of the 2004 Plan, will be reserved for delivery in connection with awards granted under the 2004 Plan, subject to the share counting rules described below. At October 1, 2004, 544,789 shares of common stock remained available for new awards under the 2000 Plan. The 2004 Plan will become effective if, and only if, it is approved by the stockholders at the annual meeting.

The Board of Directors and the Compensation Committee of the Board of Directors believe that attracting and retaining executives, other key employees, non-employee directors and other service providers of high quality has been and will continue to be essential to the Company’s growth and success. The 2004 Plan will enable the Company to implement a compensation program with different types of incentives for motivating its employees and other leaders and encouraging them to give the Company long-term, excellent service. In particular, stock options, restricted stock and stock-related-awards are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as product development goals and earnings goals. The ability to grant such awards as compensation under the 2004 Plan will help the Company to remain competitive, and provide an increased incentive for each person granted an award to expend his or her maximum efforts for the success of the business. The Board of Directors and the Compensation Committee of the Board of Directors therefore view the 2004 Plan as a key part of the Company’s compensation program.

The 2004 Plan authorizes a broad range of awards, including:

•	stock options, including both incentive stock options (“ISOs”) under the Internal Revenue Code, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options

•	stock appreciation rights (“SARs”)

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•	deferred stock, a contractual commitment to deliver actual shares at a future date; if such a grant is forfeitable, it may be referred to as “restricted stock units”

•	other awards based on the Company’s common stock

•	dividend equivalents

•	stock-based performance awards, which are in effect deferred stock awards that may be earned by achieving specific performance objectives

•	cash-based performance awards tied to achievement of specific performance objectives

•	shares of our common stock issuable in lieu of rights to cash compensation

In assessing the recommendation of the Board of Directors, stockholders should consider that the directors and executive officers will be eligible to receive awards under the 2004 Plan and thus may have a substantial interest in this proposal.

If the 2004 Plan is approved by the stockholders, no new awards will be granted under the 2000 Plan or the Outside Directors’ Plan, including the option awards that would have otherwise been granted under the Outside Directors’ Plan on the date of the annual meeting, but previously authorized awards under those plans will remain in effect.

Reasons for Stockholder Approval

The Company is submitting the 2004 Plan for stockholder approval in order to satisfy certain legal requirements and listing requirements of the Nasdaq National Market. In addition, the Company regards stockholder approval of the 2004 Plan as desirable and consistent with corporate governance best practices.

Stockholder approval of the 2004 Plan will also permit the Company to grant stock options that qualify as ISOs. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

The Company is also seeking stockholder approval of the 2004 Plan, including the material terms of the performance goals under which certain compensation is to be paid under the 2004 Plan, in order to preserve its ability to claim tax deductions for compensation paid to its named executive officers, to the greatest extent practicable. Section 162(m) of the Internal Revenue Code limits the deductions a publicly held corporation can claim for compensation in excess of $1 million in a given year paid to each of the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”). “Performance-based” compensation that is provided under stockholder approved plans and that meets certain other requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.

Restriction on Repricing

The 2004 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options previously granted under the 2004 Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Description of the 2004 Plan

The following is a brief description of the material features of the 2004 Plan. This description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is attached to this proxy statement as Appendix A.

Shares Available under the 2004 Plan.    2,500,000 shares of the Company’s common stock, plus any shares that remain available for new awards under the 2000 Plan upon the effectiveness of the 2004 Plan, will be reserved for delivery in connection with awards granted under the 2004 Plan. Of these reserved shares, 500,000 may be delivered in connection with “full-value awards,” provided that full-value awards in excess of such number may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved for delivery under the 2004 Plan is reduced by two shares for each such share so delivered. “Full-value awards” are equity awards other than options, SARs or other awards for which a participant pays the intrinsic value directly or by foregoing a right to receive a cash payment from us. In addition, no more than 500,000 shares of the Company’s common stock may be issued pursuant to ISOs. The number of shares reserved under the 2004 Plan and the other sub-limitations specified above are subject to adjustment in the event of stock splits, stock dividend, and other extraordinary events.

Based on the number of outstanding awards at October 1, 2004, if the stockholders approve the 2004 Plan under the Company’s equity compensation plans, the total number of shares available for future awards under the 2004 Plan, plus the number of shares subject to outstanding awards, would be 7,858,937 shares, or 28% of the Company’s common stock outstanding on such date.

Only the number of shares actually delivered to and retained by participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2004 Plan. Thus, shares subject to awards under the 2004 Plan or the 2000 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the participant (or, if previously delivered, returned to us by such participant) will be available for delivery under the 2004 Plan. Shares withheld in payment of the exercise price or taxes relating to an award under the 2004 Plan or the 2000 Plan and shares equal to the number surrendered in payment of any exercise price or taxes relating to any such award will also be available for delivery under the 2004 Plan. Shares delivered under the 2004 Plan may be either newly-issued or treasury shares.

On October 27, 2004, the last reported sale price of the Company’s common stock on the Nasdaq National Market was $18.16 per share.

Per-Person Award Limitations.    The 2004 Plan includes limitations on the amount of awards that may be granted to a participant in a given fiscal year in order to qualify certain awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2004 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards—relating to no more than his or her “Annual Share Limit.” The Annual Share Limit equals 300,000 shares plus the amount of the participant’s unused Annual Share Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to performance awards denominated in cash, including an annual incentive award, the 2004 Plan limits such performance awards that may be earned by a participant to the participant’s Annual Cash Limit, which for this purpose equals $2.5 million plus the amount of the participant’s unused Annual Cash Limit as of the close of the previous year. The per person Annual Share Limits for each type of stock-based award are independent of one another and independent of the Annual Cash Limit on cash-denominated performance awards.

Adjustments to Shares Reserved, Awards and Award Share Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Share Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affecting the Company’s common stock. Equitable adjustments also will be made to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms and other terms of the award to preserve, without enhancing, the value of the award or, if deemed appropriate, the Compensation Committee of the Board of Directors may make provision for a payment of cash or other property in cancellation of outstanding options, SARs or other stock-based awards with respect to which shares have not been previously issued. The Compensation Committee of the Board of Directors is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Eligibility.    Executive officers and other officers and employees of the Company and its subsidiaries or affiliates (including directors) and non-employee directors, consultants, advisors or other independent contractors of the Company and its subsidiaries or affiliates will be eligible to be granted awards under the 2004 Plan. Under the 2000 Plan, approximately 200 persons held outstanding awards at October 1, 2004. No determination has been made whether awards will be granted more or less broadly under the 2004 Plan than has been the practice under the 2000 Plan.

Administration.    The 2004 Plan will be administered by the Compensation Committee of the Board of Directors, except that the Board of Directors may itself act in place of the Compensation Committee to administer the 2004 Plan and that determinations with respect to grants to non-employee directors must be made by the Board of Directors (the “Committee”). The members of the Committee must be non-employee directors. Subject to the terms and conditions of the 2004 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, the dates on which awards may be exercised and on which the risk of forfeiture or deferral period relating to awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any award, whether, to what extent, and under what circumstances an award may be settled, or the exercise price thereof may be paid, in cash, shares of the Company’s common stock, other awards, or other property, and other terms and conditions of, and all other matters relating to, awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2004 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2004 Plan. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2004 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2004 Plan.

Stock Options and SARs.    The Committee is authorized to grant stock options, including both ISOs and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant. The Committee will determine the term of each option. The maximum term of each SAR (including a SAR granted in tandem with an option) will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

Restricted and Deferred Stock/Restricted Stock Units.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock, subject to the limits on vesting of full value awards described below. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services, subject to the limits on vesting of full value awards described below. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The 2004 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Company’s common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify and subject to the limits on vesting of full value awards described below.

Dividend Equivalents.    The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of the Company’s common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of the Company’s common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Performance-Based Awards.    The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria for the Company, on a consolidated basis, and/or for its specified subsidiaries or affiliates or other business units set forth below, either on an absolute basis or relative to an index:

•	revenues on a corporate or product by product basis;

•	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	economic value created or added;

•	operating margin or profit margin;

•	stock price, dividends or total stockholder return;

•	development of new technologies,

•	raising of equity or debt,

•	successful hiring of key individuals,

•	resolution of significant litigation, and

•	strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, customer satisfaction, employee satisfaction, information technology, corporate development (including licenses or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to mergers, acquisitions or divestitures of the Company, subsidiaries, affiliates or joint ventures.

These goals may be set with fixed, quantitative targets, targets relative to past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison.

In addition, the Committee may establish an unfunded performance award pool for purposes of measuring performance in connection with performance awards. The amount of such performance award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria enumerated above during the given performance period, as specified by the Committee. The Committee may specify the amount of the performance award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

Annual Incentive Awards.    One type of performance award that may be granted under the 2004 Plan is annual incentive awards representing a conditional right to receive cash, shares of the Company’s common stock, or other awards or payments based upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. Annual incentive awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code. In order for such an annual incentive award to be earned, one or more of the performance objectives described above will have to be achieved. The Committee may specify additional requirements for the earning of such awards. The Committee may also designate an annual incentive award pool as the means by which annual incentive awards will be measured.

Other Terms of Awards.    The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2004 Plan. The Committee may condition awards on the payment of taxes, such as by withholding a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Plan.

Special Limitation on Vesting of Full Value Awards.    If the granting or vesting of a full-value award is subject to performance conditions, the minimum vesting period of such award shall be no less than one year and neither the granting nor vesting of a full-value award is subject to performance conditions, such award shall have a minimum vesting period of no less than three years; provided, however, that such awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement, or in the event of a change in control or other special circumstances. For these purposes, vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of common stock authorized under the 2004 Plan may be granted as full-value awards without the foregoing minimum vesting requirements.

Change in Control.    Unless otherwise provided in a grant agreement of the 2004 Plan, a change in control, as defined, will have no impact on outstanding awards.

Amendment and Termination of the 2004 Plan.    The Board of Directors may amend, suspend, discontinue, or terminate the 2004 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under Nasdaq rules. Unless earlier terminated, the 2004 Plan will terminate at such time that no shares reserved under the 2004 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2004 Plan

The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2004 Plan. The grant of an option or an SAR should create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

The Company may, subject to applicable law, permit participants to elect to defer taxation upon certain exercises of options other than ISOs. Under such a transaction, the participant must pay for the option exercise by surrendering shares, and the option shares that represent the gain upon exercise are deferred as to delivery by us. The participant generally should not realize income upon exercise, but will realize ordinary income equal to the value of shares delivered at the end of the specified deferral period. The Company is not entitled to a tax deduction at the time of exercise, but becomes entitled to a tax deduction at the time shares are delivered at the end of the deferral period. Recently enacted legislation may limit this kind of deferral, however.

With respect to awards other than options and SARs that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. If permitted by an award agreement, a participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Internal Revenue Code, and therefore remains fully deductible by the company that pays it. Under the 2004 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, other awards under the 2004 Plan generally will not so qualify, so that compensation paid to named executive officers in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2004 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2004 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Because future awards under the 2004 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards and stock-based awards is presented in the “Summary Compensation Table” elsewhere in this proxy statement and in the Company’s financial statements for the fiscal year ended July 31, 2004, in the annual report which accompanies this proxy statement.

No commitments have been made as to incentive award opportunities or awards under the 2004 Plan. If stockholders decline to approve the 2004 Plan, awards will not be granted under the 2004 Plan. If the 2004 Plan is not approved, the 2000 Plan and the Outside Directors’ Plan will remain in effect in accordance with their terms.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of July 31, 2004.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders(1)	4,506,999	$22.20	1,259,129
Equity compensation plans not approved by stockholders	—	—	—

(1)	Reflects aggregate options outstanding and available for issuance under the Company’s 1992 Stock Option Plan, 1992 Stock Option Plan for Outside Directors, and 2000 Stock Option Plan.
(2)	Does not include 35,211 shares of common stock to be issued upon exercise of options granted under Prolifaron Inc. 1999 Long Term Incentive and Stock Option Plan with a vested weighted average exercise price of $45.45 per share. The stock options granted under this plan were converted into options to acquire shares of the Company’s common stock in connection with the Company’s acquisition of Prolifaron, Inc. in September 2000. No subsequent grants of options will be made under this plan.

Vote Required for Approval

Approval of the 2004 Plan will require the affirmative vote of holders of a majority of the Company’s shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter. Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, and will not be counted in determining the number of shares necessary for approval. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS CONSIDERS “PROPOSAL NO. 2—THE 2004 PLAN” TO BE IN THE COMPANY’S BEST INTEREST AND THE BEST INTERESTS OF OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2004 PLAN AT THE ANNUAL MEETING.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company has been recommended by the Audit Committee of the Board. PricewaterhouseCoopers LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal years ended July 31, 2004, 2003 and 2002. Subject to stockholder approval, the Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2005. The Audit Committee of the Board of Directors of the Company considers it desirable that its appointment of the independent auditors be ratified by the stockholders. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required

The affirmative vote of holders of a majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote, a quorum being present, is required for the adoption of this proposal. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote cast against the proposal and broker non-votes will not have an effect.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 3” TO BE IN THE BEST

INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A

VOTE “FOR” APPROVAL THEREOF.

STOCKHOLDER PROPOSALS

All stockholder proposals that are intended to be presented at the 2005 Annual Meeting of Stockholders of the Company must be received by the Company no later than July 1, 2005 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address be delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if you shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Corporate Secretary, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors

Leonard Bell, M.D.

Secretary

Dated:  November 1, 2004

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT

WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING

FROM: ALEXION PHARMACEUTICALS, INC.,

352 KNOTTER DRIVE, CHESHIRE, CONNECTICUT 06410

Appendix A

ALEXION PHARMACEUTICALS, INC.

2004 Incentive Plan

ALEXION PHARMACEUTICALS, INC.

2004 Incentive Plan

i

ALEXION PHARMACEUTICALS, INC.

2004 INCENTIVE PLAN

1.    Purpose.    The purpose of this 2004 Incentive Plan (the “Plan”) is to aid Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and consultants of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions.    In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)  “Annual Incentive Award” means a Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of up to and including one fiscal year.

(b)  “Annual Cash Limit” has the meaning specified in Section 5(b).

(c)  “Annual Share Limit” has the meaning specified in Section 5(b).

(d)  “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(e)  “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(f)  “Board” means the Company’s Board of Directors.

(g)  “Change in Control” has the meaning specified in Section 9.

(h)  “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(i)  “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to the listing guidelines of the NASDAQ, and the Company’s corporate governance documents. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(j)  “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(k)  “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(l)  “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(m)  “Effective Date” means the effective date specified in Section 10(p).

(n)  “Eligible Person” has the meaning specified in Section 5(a).

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(p)  “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(q)  “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(r)  “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s)  “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)  “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(u)  “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

(v)  “Preexisting Plan” means the Company’s 2000 Stock Option Plan, as amended.

(w)  “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(x)  “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(y)  “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z)  “Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(aa)  “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.    Administration.

(a)  Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price thereof may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee deems necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b)  Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(c)  Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Stock Subject to Plan.

(a)  Overall Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) 2,500,000 new shares and (ii) the number of shares remaining under the Preexisting Plan as of the Effective Date, and shall also include the number of shares which become available in accordance with Section 4(b) after the Effective Date. Of these shares, 500,000 may be delivered in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company; provided, however, that full-value Awards in excess of the number specified in the previous sentence may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved in the first sentence of this Section 4(a) is reduced by two shares for each share so delivered. The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 10(c). Subject to adjustment as provided in Section 10(c), in no event may more than 500,000 shares of Stock be issued under the Plan pursuant to Incentive Stock Options (as defined in Section 422 of the Code). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)  Share Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan and will remain available for delivery pursuant to Section 4(a) above. Shares that have been issued in connection with an Award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for delivery pursuant to Section 4(a) above. Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be available for delivery pursuant to Section 4(a) above. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available for delivery again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent stockholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the NASDAQ. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. Because shares will count against the number reserved in Section 4(a) upon delivery, and will be subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

5.    Eligibility and Certain Award Limitations.

(a)  Eligibility.    Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or a non-employee director of the Company, or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, or (ii) a consultant, advisor or other independent contractor of the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(b)  Per-Person Award Limitations.    In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Share Limit (such Annual Share Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a) and subject to adjustment as provided in Section 10(c), an Eligible Person’s “Annual Share Limit” shall equal, in any year during any part of which the Eligible Person is then eligible under the Plan, 300,000 shares plus the amount of the Eligible Person’s unused Annual Share Limit relating to the same type of Award as of the close of the previous year. In the case of any Awards denominated in cash that are intended to qualify as “performance-based compensation” under Code Section 162(m), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Eligible Person’s Annual Cash Limit, which for this purpose shall equal $2,500,000 plus the amount of the Eligible Person’s unused Annual Cash Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence). For this purpose, (i) ”earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) an Eligible Person’s Annual Share Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.    Specific Terms of Awards.

(a)  General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)  Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)  Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

(ii)  Option Term; Time and Method of Exercise.    The Committee shall determine the term of each Option, provided that in no event shall the term of any SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 10(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(c)  Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)  Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)  Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d)  Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)  Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)  Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)  Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)  Award and Restrictions.    Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.

(ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)  Dividend Equivalents.    Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)  Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)  Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)  Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)  Performance Awards.    Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.    Performance Awards, including Annual Incentive Awards.

(a)  Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant, exercise or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)  Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)  Performance Goal Generally.    The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)  Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (1) revenues on a corporate or product by product basis; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; (9) development of new technologies, (10) raising of equity or debt, (11) successful hiring of key individuals; (12) resolution of significant litigation; and (13) strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, customer satisfaction, employee satisfaction, information technology, corporate development (including, without limitation, licenses or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)  Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)  Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(ii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)  Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)  Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i)  Grant of Annual Incentive Awards.    Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5(b).

(ii)  Payout of Annual Incentive Awards.    After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)  Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.    Certain Provisions Applicable to Awards.

(a)  Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 10(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b)  Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c)  Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Section 10(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k)). Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)  Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 (or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e)  Limitation on Vesting of Certain Awards.    If the granting or vesting of full-value Awards (as defined in Section 4(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of Full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 8(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 8(e).

9.    Change in Control.

(a)  Effect of “Change in Control” on Outstanding Awards.    Unless otherwise provided in the relevant grant agreement or the Plan, a “Change in Control” shall have no impact on any outstanding Award.

(b)  Definition of “Change in Control.”    A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)  any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(ii)  during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii)  the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(iv)  the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) and the satisfaction of all material conditions to completion of the transaction, in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v)  any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

10.    General Provisions.

(a)  Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation or listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations or listing requirements. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)  Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)  Adjustments.    In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter or issued pursuant to Incentive Stock Options (as defined in Section 422 of the Code), (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder in cancellation of an outstanding Option, SAR or other Award with respect to which Stock has not been previously-issued. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)    Tax Provisions.

(i)  Withholding.    The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii)  Required Consent to and Notification of Code Section 83(b) Election.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e)  Changes to the Plan.    The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, Inc.

(f)  Right of Setoff.    The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or any subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g)  Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)  Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)  Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)  Compliance with Code Section 162(m).    It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered

Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)  Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 (“APB 25”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the Award intended by the Committee, provided that such modification or reformation does not substantially impair the inherent value of such award absent consent of the Participant. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

(l)  Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)  Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)  Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or

Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o)  Severability; Entire Agreement.    If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern).

(p)  Plan Effective Date and Termination.    The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ALEXION PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 10, 2004.

Leonard Bell, M.D. and David W. Keiser, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. held of record by the undersigned on October 27,2004, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, December 10, 2004 in the Park Avenue Room at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York 10017 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND IN FAVOR OF PROPOSALS 2 AND 3.

1.	Proposal—Election of Directors—Nominees are:

Leonard Bell, David W. Keiser, Max Link, Joseph A. Madri, Larry L. Mathis, R. Douglas Norby and Alvin S. Parven.

☐    FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

☐    WITHHOLD AUTHORITY to vote for the listed nominees.

2.	Proposal No. 2—Approval of the Company’s 2004 Incentive Plan.

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

3.	Proposal No. 3—Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

                    ☐    FOR                ☐    AGAINST            ☐    ABSTAIN

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                                                                              , 2004

Signature

Signature if held jointly

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.